                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549
                      ------------------------------------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                      ------------------------------------

                               FIRSTAR BANK, N.A.
               (Exact name of Trustee as specified in its charter)

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
A National Banking Association                                         41-0122055
(State of incorporation if not a national bank)                        (IRS Employer Identification No.)


101 East Fifth Street
Corporate Trust Department
St. Paul, Minnesota                                                    55101
(Address of principal executive offices)                               (Zip Code)
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                               FIRSTAR BANK, N.A.
                              101 East Fifth Street
                            St. Paul, Minnesota 55101
                                 (651) 229-2600
         (Exact name, address and telephone number of agent for service)
                       -----------------------------------

                            STOCKWALK.COM GROUP, INC.

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
         Minnesota                                                     41-1756256
(State of incorporation or other jurisdiction)                         (IRS Employer Identification No.)

5500 Wayzata Boulevard
Suite 800
Minneapolis, Minnesota                                                 55416
(Address of principal executive offices)                               (Zip Code)
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                                -----------------

                    % Convertible Subordinated Notes due 2005
                         (Title of Indenture Securities)









                                 Exhibit 25.1-1

Item 1. General Information. Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                                    Comptroller of the Currency
                                    Treasury Department
                                    Washington, DC

                                    Federal Deposit Insurance Corporation
                                    Washington, DC

                                    The Board of Governors of the Federal
                                    Reserve System
                                    Washington, DC

                  (b) The Trustee is authorized to exercise corporate trust
                      powers.


                                     GENERAL

Item 2. Affiliations with Obligor and Underwriters. If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None
                  See Note following Item 16.

Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. List of Exhibits. Listed below are all the exhibits filed as a part of this statement of eligibility and qualification. Exhibits 1-4 are incorporated by reference from filing 333-48849.

                  Exhibit 1. Copy of Articles of Association of the trustee now in effect.

                  Exhibit 2.        a.      A copy of the certificate of the
                                            Comptroller of Currency dated
                                            June 1, 1965, authorizing Firstar
                                            Bank of Minnesota, N. A. to act as
                                            fiduciary.

                                    b.      A copy of the certificate of
                                            authority of the trustee to commence
                                            business issued June 9, 1903, by the
                                            Comptroller of the Currency to
                                            Firstar Bank of Minnesota, N.A.








                                 Exhibit 25.1-2

                 Exhibit 3.        A copy of the authorization of the
                                   trustee to exercise corporate trust powers issued by the Federal Reserve Board.

                 Exhibit 4. Copy of the By-Laws of the trustee as now in effect.

                 Exhibit 5.        Copy of each Indenture referred to in Item 4.

                 Exhibit 6.        The consent of the trustee required by
                                   Section 321(b) of the Act.

                 Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 19th day of May, 2000.


                                       FIRSTAR BANK, N.A.,

                  (Seal)
                                       /s/ Frank P. Leslie
                                       -----------------------------------------
                                       Frank P. Leslie III, Vice President








                                 Exhibit 25.1-3

                                    EXHIBIT 6


                                     CONSENT

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, Firstar Bank of Minnesota, N.A., hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:  May 19, 2000

                                       FIRSTAR BANK, N.A.,

                                       /s/ Frank P. Leslie
                                       -----------------------------------------
                                       Frank P. Leslie III, Vice President







                                 Exhibit 25.1-4

                                    EXHIBIT 7


                        CONSOLIDATED REPORT OF CONDITION
                               FIRSTAR BANK, N.A.
                              for December 31, 1999

   All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                                  BALANCE SHEET

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
ASSETS                                                                                              DOLLAR AMOUNTS IN
                                                                                                         THOUSANDS

1.   Cash and balances due from depository institutions
     a.  Noninterest-bearing balances and currency and coin                                              $2,212,528
     b.  Interest-bearing balances                                                                           53,411
2.   Securities:
     a.  Held-to-maturity securities                                                                        194,454
     b.  Available-for-sale securities                                                                    5,901,086
3.   Federal funds sold and securities purchased under agreements
     to resell                                                                                              793,301
4.   Loans and lease financing receivables
     a.  Loans and leases, net of unearned income                                                        28,054,743
     b.  LESS:  Allowance for loan and lease losses                                                         370,697
     c.  LESS:  Allocated transfer risk reserve                                                                   0
     d.  Loans and leases, net of unearned income, allowance and reserve                                 27,684,046
5.   Trading Assets                                                                                          32,233
6.   Premises and Fixed Assets (including capitalized leases)                                               607,838
7.   Other Real Estate Owned                                                                                  8,094
8.   Investments in unconsolidated subsidiaries and associated companies                                    110,506
9.   Customers' liability to this bank on acceptances outstanding                                            11,594
10.  Intangible Assets                                                                                      959,264
11.  Other Assets                                                                                         1,595,733
12.  Total Assets                                                                                        40,164,088
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                                 Exhibit 25.1-5